Exhibit 99.1

PhenixFIN Corporation Announces Fiscal Year and Fourth Quarter 2023 Financial Results

For the Fiscal Year ended 2023, NAV per share grew 23% year over year and NII per share more than doubled

New York, NY, December 22, 2023 -- PhenixFIN Corporation (NASDAQ: PFX, PFXNZ) (the “Company”), a publicly traded business development company, today announced its financial results for the fiscal fourth quarter of 2023.

Highlights

●	Fourth quarter total investment income of $5.7 million; net investment income of $1.9 million

●	Net asset value (NAV) of $146.7 million, or $70.75 per share as of September 30, 2023, vs. $57.49 per share as of September 30, 2022

●	Weighted average yield was 13.3% on debt and other income producing investments as of the fiscal year end

●	Repurchased 28,416 shares in Fiscal Year 2023

David Lorber, Chief Executive Officer of the Company, stated:

“We are pleased with our performance in 2023 as we grew NAV per share 23%, from $57.29 per share to $70.75 per share, along with NII per share growth of 110%, from $1.48 per share to $3.11 per share. We look to continue to execute on our investment strategy through credit, equity, and other bespoke investment opportunities.”

Selected Fourth Quarter 2023 Financial Results for the Quarter Ended September 30, 2023:

Total investment income was $5.7 million of which $5.6 million was attributable to portfolio interest and dividend income and $0.1 million was attributable to fee and other income.

Total net expenses were $3.8 million and total net investment income was $1.9 million.

The Company recorded a net realized loss of $9.4 million and net unrealized gain of $14.9 million.

Portfolio and Investment Activities for the Quarter Ended September 30, 2023:

The fair value of the Company’s investment portfolio totaled $226.5 million and consisted of 42 portfolio companies.

The Company had 4 portfolio company investments on non-accrual status with a fair market value of $6.5 million.

Liquidity and Capital Resources

At September 30, 2023, the Company had $6.0 million in cash and cash equivalents, $57.5 million in aggregate principal amount of its 5.25% unsecured notes due 2028 and $28.4 million outstanding under the Credit Facility.

ABOUT PHENIXFIN CORPORATION

PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

 Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to deliver value to shareholders, increase investment activity, grow the Company, increase net investment income, reduce operating expenses, implement its investment objective, source and capitalize on investment opportunities, grow its net asset value and perform well in the prevailing market environment, the ability of our portfolio companies to perform well and generate income and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

Past performance is not a guarantee of future results. The press release contains unaudited financial results. For ease of review, we have excluded the word “approximately” when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION

Consolidated Statements of Assets and Liabilities

(Unaudited)

	September 30, 2023	September 30, 2022
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $134,339,121 and $147,378,917, respectively)	$125,531,031	$122,616,275
Affiliated investments (amortized cost of $48,223,910 and $30,585,884, respectively)	37,289,617	12,314,192
Controlled investments (amortized cost of $82,437,692 and $85,483,093, respectively)	63,640,043	58,026,182
Total Investments at fair value	226,460,691	192,956,649
Cash and cash equivalents	5,988,223	22,768,066
Receivables:
Interest receivable	971,115	727,576
Paydown receivable	-	112,500
Dividends receivable	161,479	269,330
Other receivable	31,425	36,992
Other assets	833,000	1,192,677
Deferred financing costs	699,124	50,000
Due from affiliate	409,214	271,962
Prepaid share repurchase	199,019	489,156
Receivable for investments sold	3,940,175	-
Total Assets	$239,693,465	$218,874,908

Liabilities:
Credit facility and note payable (net of debt issuance costs of $1,688,835 and $2,059,164, respectively)	$84,253,106	$77,962,636
Payable for investments purchased	4,123,059	16,550,000
Accounts payable and accrued expenses	3,066,984	2,040,277
Interest and fees payable	690,398	503,125
Other liabilities	432,698	572,949
Deferred revenue	421,685	325,602
Administrator expenses payable (see Note 6)	-	74,911
Total Liabilities	92,987,930	98,029,500

Commitments and Contingencies (see Note 8)

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 shares issued; 2,073,713 and 2,102,129 common shares outstanding, respectively	2,074	2,102
Capital in excess of par value	694,812,239	675,401,802
Total distributable earnings (loss)	(548,108,778)	(554,558,496)
Total Net Assets	146,705,535	120,845,408
Total Liabilities and Net Assets	$239,693,465	$218,874,908

Net Asset Value Per Common Share	$70.75	$57.49

PHENIXFIN CORPORATION

Consolidated Statements of Operations

(Unaudited)

	For the Years Ended September 30,
	2023	2022	2021
Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$8,031,539	$5,207,850	$5,974,807
Payment in-kind	506,555	444,741	609,964
Affiliated investments:
Cash	1,925,293	639,733	1,099,809
Payment in-kind	460,856	374,981	327,804
Controlled investments:
Cash	667,312	2,489,381	75,000
Payment in-kind	557,981	-	-
Total interest income	12,149,536	9,156,686	8,087,384
Dividend income	6,856,268	5,503,425	21,564,348
Interest from cash and cash equivalents	400,031	139,942	10,402
Fee income (see Note 9)	324,290	420,279	2,566,519
Other income	402,138	323,828	78,204
Total Investment Income	20,132,263	15,544,160	32,306,857

Expenses:
Base management fees (see Note 6)	-	-	1,146,403
Interest and financing expenses	5,531,833	5,113,105	5,800,100
Salaries and benefits	4,186,852	2,952,106	1,993,277
Professional fees, net	1,404,676	1,340,828	559,975
General and administrative expenses	983,274	1,103,125	1,012,147
Directors fees	728,833	712,000	1,039,717
Insurance expenses	466,319	590,178	1,619,536
Administrator expenses (see Note 6)	320,310	301,281	612,983
Total expenses	13,622,097	12,112,623	13,784,138
Net Investment Income	6,510,166	3,431,537	18,522,719

Realized and unrealized gains (losses) on investments
Net realized gains (losses):
Non-controlled, non-affiliated investments	(10,538,228)	810,240	7,747,672
Affiliated investments	(1,018,267)	4,408,961	(10,088,405)
Controlled investments	23,456	1,850	(40,144,795)
Total net realized gains (losses)	(11,533,039)	5,221,051	(42,485,528)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	15,954,552	(16,701,153)	(5,022,484)
Affiliated investments	7,327,399	96,490	(10,342,450)
Controlled investments	8,659,262	2,141,326	40,728,006
Total net change in unrealized gains (losses)	31,941,213	(14,463,337)	25,363,072
Loss on extinguishment of debt (see Note 5)	-	(296,197)	(122,355)
Total realized and unrealized gains (losses)	20,408,174	(9,538,483)	(17,244,811)

Net Increase (Decrease) in Net Assets Resulting from Operations	$26,918,340	$(6,106,946)	$1,277,908

Weighted average basic and diluted earnings per common share	$12.87	$(2.63)	$0.48
Weighted average common shares outstanding - basic and diluted (see Note 11)	2,092,326	2,323,601	2,677,891

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